                                                            Exhibit 1


                                   RESOLUTION

        I, ERNEST J. WRIGHT, Assistant Secretary of THE TRAVELERS INSURANCE COMPANY, DO HEREBY CERTIFY that by unanimous consent action of the Board of Directors of The Travelers Insurance Company effective the 7th day of May, 1982, the following resolutions were adopted:



VOTED: That pursuant to authority granted by Section 38a-154a of the Connecticut General Statutes, the Chairman of the Board, the President, or Chairman of the Finance Committee, or any one of them acting alone, is authorized to establish a separate account or accounts to invest in shares of investment companies advised by affiliates of the Company pursuant to plans and contracts issued and sold by the Company in connection therewith.

VOTED: That the proper officers are authorized to take such action as may be necessary to register the separate account or accounts to be established to hold shares of investment companies advised by affiliates of the Company as a unit investment trust investment company under the Investment Company Act of 1940; to file any necessary or appropriate exemptive requests, and any amendments thereto, for such separate account or accounts under the Investment Company Act of 1940; to file a registration statement, and any amendments, exhibits and other documents thereto, in order to register plans and contracts of the Company and interests in such separate account or accounts in connection therewith under the Securities Act of 1933; and to take any and all action as may in their judgment be necessary or appropriate in connection therewith.

VOTED: That each officer and director who may be required, on his own behalf and in the name and on behalf of the Company, to execute a registration statements and any amendments thereto, under the Securities Act of 1933 and the Investment Company Act of 1940 relating to the separate account or accounts to be established to invest in shares of investment companies advised by affiliates of the Company is authorized to execute a power of attorney appointing representatives to act as his attorney and agent to execute said registration statement, and any amendments thereto, in his name, place and stead; and that the Secretary is designated and appointed the agent for service of process of the Company under the Securities Act of 1933 and the Investment Company Act of 1940 in connection with such registration statement, and any amendments thereto, with all the powers incident to such appointment.

        IN WITNESS WHEREOF, I have hereunto set my hand and the seal of THE TRAVELERS INSURANCE COMPANY at Hartford, Connecticut, this 29th day of February, 1996.


                                              /s/Ernest J. Wright
                                              Ernest J. Wright
                                              Assistant Secretary